Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-8 of Elbit Medical Imaging Ltd. (Registration No. 333-130852, No. 333-117509 and No. 333-136684) of our report dated March 14, 2007 with respect to the consolidated financial statements of Gamida Cell Ltd. as of December 31, 2006, included in the Annual Report on Form 20-F of Elbit Medical Imaging Ltd. for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel                                                                           KOST FORER GABBAY & KASIERER
June 30, 2007                                                                               A Member of Ernst & Young Global